EXHIBIT 21.1

                          SUBSIDIAIRES OF ZHONGPIN INC.


                  NAME                                  PLACE OF INCORPORATION
                  ----                                  ----------------------

Falcon Link Investment Limited                        British Virgin Islands
Henan Zhongpin Food Co., Ltd.                         People's Republic of China
Henan Zhongpin Food Share Co., Ltd.                   People's Republic of China
Zhumadian Zhongpin Food Ltd.                          People's Republic of China
Henan Zhongpin Industry Co., Ltd.                     People's Republic of China
Henan Zhongpin Import and Export Trading Co., Ltd.    People's Republic of China
Zhumadian Zhongpin Food Ltd.                          People's Republic of China
Anyang Zhongpin Food Co., Ltd.                        People's Republic of China
Deyang Zhongpin Food Co., Ltd.                        People's Republic of China
Henan Zhongpin Fresh Food Logistics Co., Ltd.         People's Republic of China
Henan Zhongpin Business Development Co., Ltd.         People's Republic of China